SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C.  20549


                              FORM 8-K/A


                            CURRENT REPORT


                Pursuant to Section 13 or 15(d) of the
                   Securities Exchange Act of 1934


          Date of Report (Date of earliest event reported):
                          September 20, 2000


ORBIT INTERNATIONAL CORP.

(Exact name of registrant as specified in its charter)



         Delaware              0-3936         11-1826363

(State or other jurisdiction       incorporation)     (Commission   File
Number) (IRS Employer
                                          Identification No.)




80 Cabot Court, Hauppauge, New York        11788

(Address of principal executive offices)   (Zip Code)



Registrant's telephone number, including area code (516)435-8300





(Former name or former address, if changed since last report)
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Item 5.  Other Events
     Orbit International Corp. (Nasdaq SmallCap: ORBT) today announced that it has entered into a revised letter of intent with Homing, Inc. pursuant to which Orbit and Homing have agreed to combine.

     Under the terms of the proposed transaction, as revised, Homing will acquire all of the
shares of Orbit in exchange for shares of common stock of Homing in a tax-free transaction.
Pursuant to the revised letter of intent, each shareholder of Orbit will receive one share of
Homing common stock for each share of Orbit, or an aggregate of approximately
2,000,000
shares.  Upon closing of the proposed transaction, Homing will have an aggregate of
approximately 38,140,000 shares outstanding.  In addition, Orbit presently has outstanding
approximately 1,630,000 options and warrants, including 1,000,000 options granted under the
terms of the original letter of intent, and Homing will have the right to grant stock options in an
amount equal to 20% of the total outstanding shares at closing plus warrants to purchase up to
5,000,000 shares of common stock of Homing.  Under the terms of the proposed transaction,
senior management of Orbit has advanced $500,000 to Homing which loan would be converted
into 593,750 shares of Homing common stock on closing of the transaction.
Closing of the
proposed transaction is subject to a number of conditions, including negotiation, execution and
delivery of definitive documentation, receipt of a fairness opinion satisfactory to the board of
directors of Orbit indicating that the terms of the transaction are fair from a financial point of
view to the shareholders of Orbit, consummation by Homing of a private placement of not less
than $5,000,000 and satisfaction of certain other regulatory requirements and contract
conditions. There can be no assurance that these conditions will be met.

Item 7:   Financial Statements, Pro Forma Financial information and Exhibits.
          (c)  Exhibits
               99.1 Press Release issued by the Company on September 20, 2000.


                              SIGNATURES
          Pursuant to the requirements of the Securities and Exchange Act of 1934, the
Registrant had duly caused this report to be signed by the undersigned hereunto duly authorized.


                                   Orbit International Corp.



                                   By: /s/ Mitchell Binder
                                        Mitchell Binder
                                        Vice President - Finance


Dated: September 20, 2000

                                                       EXHIBIT
99.1

       ORBIT INTERNATIONAL CORP. SIGNS REVISED LETTER OF INTENT
                     TO COMBINE WITH HOMING, INC.

     HAUPPAUGE, NY, September 20, 2000 -- Orbit International
Corp. (Nasdaq SmallCap: ORBT) today announced that it has entered into a revised letter of intent with Homing, Inc.
pursuant to which Orbit and Homing have agreed to combine.

     Under the terms of the proposed transaction, as revised, Homing will acquire all of the shares of Orbit in exchange for shares of common stock of Homing in a tax-free transaction.
Pursuant to the revised letter of intent, each shareholder of Orbit will receive one share of Homing common stock for each share of Orbit, or an aggregate of approximately 2,000,000 shares. Upon closing of the proposed transaction, Homing will have an aggregate of approximately 38,140,000 shares outstanding. In addition, Orbit presently has outstanding approximately 1,630,000 options and warrants, including
1,000,000 options granted under the terms of the original letter of intent, and Homing will have the right to grant stock options in an amount equal to 20% of the total outstanding shares at closing plus up to 5,000,000 warrants. Under the terms of the proposed transaction, senior management of Orbit has advanced
$500,000 to Homing which loan would be converted into 593,750 shares of Homing common stock on closing of the transaction.
Following the proposed transaction, the board of directors of Homing would consist of five members designated by Homing and two members designated by Orbit. Closing of the proposed transaction is subject to a number of conditions, including negotiation, execution and delivery of definitive documentation, receipt of a fairness opinion satisfactory to the board of directors of Orbit indicating that the terms of the transaction are fair from a financial point of view to the shareholders of Orbit, consummation by Homing of a private placement of not less than $5,000,000 and satisfaction of certain other regulatory requirements and contract conditions. There can be no assurance that these conditions can be met.

     Homing is a Delaware corporation formed in 1999 and headquartered in New York with research and development operations in Tel Aviv, Israel. Homing has developed and plans to deploy a groundbreaking web-based software and service architecture for personalization and management of content across provider networks and media channels.

     Homing's architecture incorporates a unique "self-learning" feature with an expanding set of trainable "smart agents" -- a virtual work force for personal/organizational use -- to analyze, interpret and create a continually evolving profile of a user's networked experience and content needs. This architecture filters the overwhelming volume of information and content allowing the user to create a truly personal networked environment which evolves on a continuous basis to provide relevant content to users. Homing's architecture provides a powerful "end-user centric" solution to bridge the gap between the rate at which information floods through networked environments (Web, TV, intranets, mobile, etc.) and the ability of humans to absorb content by creating, for each and every user, a personally tailored dynamic prism of the information world.

     Homing plans to offer its universal core infrastructure and a set of free applications as a tool for service providers and networked organizations to automatically and continuously assess and deliver relevant personalized content to users, improving the quality of service and the overall experience of end-users.

     Dennis Sunshine, CEO and President of Orbit commented, "We are pleased with the terms of the revised letter of intent, in that Orbit's shareholders will own an increased percentage of Homing on completion of the transaction as compared to the original letter of intent. We continue to be very excited about the potential of Homing's technology, its business model and revenue prospects."

About Orbit

     Orbit International Corp., based in Hauppauge, NY, is involved in the manufacture of customized electronic components and subsystems for military and nonmilitary government applications. Its Behlman Electronics, Inc. subsidiary manufactures and sells high quality commercial power units and low noise uninterruptable power supplies (UPS). The Behlman military division designs, manufactures and sells power units and electronic products for measurement and display. For a more detailed discussion of the risks inherent in the Company's business the reader is referred to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999.

Safe Harbor Statement

     This press release contains "forward looking statements", within the meaning of the Private Securities Litigation Reform
Act of 1995, regarding the Company's expectations relating to the transaction, future business opportunities and plans of Homing. These forward-looking statements involve known and unknown risk, uncertainties and other factors that could cause the actual future results of the Company to be materially different from such forward looking statements. Factors that might result in such differences include, without limitation, satisfaction of the various conditions to closing of the transaction, commercialization and acceptance of Homing's technology, market conditions, competition and other factors.
The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the Company's reports and registration statements filed with the Securities and Exchange Commission.

Contacts:

     Ayala Rahav
     Homing, Inc.
     Tel: 011-972-3-6938577
     Fax: 011-972-3-6938544
     E-mail:ayala@hominginc.com

     Mitchell Binder
     Orbit International Corp.
     Tel: (631) 435-8300
     E-mail: mbinder@orbitintl.com